Central Valley Community Bancorp Announces Coverage by Investment Banking Firm

FRESNO, CA -- (Marketwire - June 22, 2009) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), is pleased to report that the investment banking firm Sandler O'Neill + Partners, L.P. has initiated coverage on the Company's stock.

The research department of Sandler O'Neill + Partners, L.P. publishes in-depth equity research on approximately 200 financial services companies covering small-, mid- and large-cap banks and thrifts; specialty finance, asset management, credit card and eFinance companies; investment banks and insurers. They publish frequent special reports on regional trends, industry consolidation, mutual-to-stock conversions, and other topics. Their initial report for Central Valley Community Bancorp was released on June 19, 2009. A complete copy of the report is available by contacting Tim O'Brien, 415-978-5033 or Andrew Liesch, 415-978-5031. You can also request a copy via email at research@sandleroneill.com or you can Click here (https://sandler.bluematrix.com/docs/pdf/26726.pdf?co=Sandler&id=dan.doyle@cvcb.com&source=mail) for pdf report.

"Research coverage like that completed by Sandler O'Neill + Partners, L.P. is especially helpful during the current challenging economic environment by allowing investors to see the value of the Company by increasing the visibility of our stock. Additionally, it serves as another step in the right direction to facilitate the long-term goal to increase the liquidity of the Company's stock and create additional value for all shareholders," stated Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bancorp and Central Valley Community Bank.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 15 offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. A new office (the Bank's 16th branch) is planned to open in Merced during the third quarter of 2009. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services, LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick and Wanda L. Rogers (Director Emeritus). More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

© Sandler O'Neill + Partners, L.P. All rights reserved.

Sandler O'Neill does and seeks to do business with companies covered in its research reports. As a result, investors should be aware that Sandler O'Neill may have a conflict of interest that could affect the objectivity of the report. Investors should consider this report as only a single factor in making their investment decision. Please see "Important Disclosures" and the analyst certifications in the Appendix of this report.

CONTACT:
Debbie Nalchajian-Cohen
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